UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2016

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 14, 2016, Daniel N. Leib was appointed as Chief Executive Officer of Donnelley Financial Solutions, Inc. (the “Company”) by the Company’s Board of Directors (the “Board”).

Mr. Leib’s biographical and compensation information is included in the Information Statement filed as Exhibit 99.1 to Amendment No. 7 of the Company’s registration statement on Form 10 (the “Form 10”) filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2016. Such information is incorporated into this Item 5.02 by reference.

Effective September 21, 2016, Oliver R. Sockwell was appointed as a director of the Company by the Board. In addition, the Board appointed Mr. Sockwell as a member of the Audit Committee effective as of the time of Mr. Sockwell’s appointment to the Board.

Mr. Sockwell’s biographical information is included in the Information Statement filed as Exhibit 99.1 to Amendment No. 7 of the Company’s Form 10 filed with the SEC on September 16, 2016. Such information is incorporated into this Item 5.02 by reference.

Item 8.01.	Other Events.

On September 23, 2016, in connection with the distribution by R. R. Donnelley & Sons Company (“RRD”) to its stockholders of 80.75% of the Company’s common stock (the “Distribution”), expected to occur at 12:01 a.m., Eastern time, on October 1, 2016, RRD mailed an Information Statement (the “Information Statement”) to its stockholders of record on September 23, 2016, the record date of the Distribution. The Information Statement, which is attached hereto as Exhibit 99.1, is substantially in the form attached as Exhibit 99.1 to the Form 10.

The foregoing description is qualified in its entirety by reference to the Information Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Information Statement, dated September 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: September 23, 2016	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	President